CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gulf Resources, Inc.
North Huaigao Road, Luocheng Sub-district Office,
Shouguang City, Shandong
China

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177835 dated November 9, 2011) of Gulf Resources, Inc. and in the related Prospectus included therein, of our reports dated March 18, 2013, relating to the consolidated financial statements of Gulf Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
March 18, 2013